UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

Caterpillar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

0-13295
(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

(615) 341-1000
(Registrant's telephone number, including area code)

Item 8.01.  Other Events
Segment Reporting
This Current Report on Form 8-K discloses additional information about the operating segments of Caterpillar Financial Services Corporation (“CFSC”) following management’s decision effective January 1, 2005, to begin presenting the results of a project financing company as part of CFSC’s North America segment rather than as part of CFSC’s Cat Power Finance segment. This resulted in a reclassification of $1 million negative profit for 2004 from the Cat Power Finance segment to the North America segment and a reclassification of $1 million in assets as of December 31, 2004, from the Cat Power Finance segment to the North America segment. There was no change to 2003 or 2002 as this project financing company did not exist until 2004. The reclassification of this portion of the Cat Power Finance segment to the North America segment does not change CFSC’s consolidated financial position or consolidated results of operations for any period presented.

The reclassification had no impact to the wording or amounts in CFSC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to each of the three years in the period ended December 31, 2004 (the “MD&A”) and the related Consolidated Financial Statements and Notes to Consolidated Financial Statements of CFSC (the “Consolidated Financial Statements”), except for the reclassification of a portion of Cat Power Finance to the North America segment in Note 16 of Notes to Consolidated Financial Statements. The Current Report also includes the report on the Consolidated Financial Statements for the year ended December 31, 2004 of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Except as noted above, the Consolidated Financial Statements remain unchanged from the Consolidated Financial Statements that were filed in CFSC’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K

Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99	Consolidated Financial Statements and Notes to Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

Date: June 2, 2005	By:/s/ Michael G. Sposato
Michael G. Sposato
Secretary